Exhibit 1.01

TEXTRON INC.

Conflict Minerals Report

For The Year Ended December 31, 2015

Introduction

Textron Inc. is providing this report for the year ended December 31, 2015 to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule imposes certain reporting obligations on SEC registrants that manufacture or contract to manufacture products containing conflict minerals that are necessary to the functionality or production of those products. The term “conflict mineral” means columbite-tantalite, also known as coltan, cassiterite, gold and wolframite, or their derivatives, which are limited to tantalum, tin and tungsten (collectively, “3TGs”).

Company and Product Overview

Textron is a $13.4 billion multi-industry company operating in numerous countries around the world.  Our businesses manufacture a variety of complex products including business jets, turboprop and piston aircraft, helicopters and tiltrotor aircraft, unmanned aircraft systems, armored vehicles, advanced marine craft, intelligent battlefield and surveillance systems, intelligence software solutions, piston engines, simulation, training and other defense and aviation mission support products, fuel systems and functional components, specialized vehicles and equipment, turf maintenance equipment, and manual and powered professional tools, testing and measurement equipment.  References to “Textron”, “we” and “our” in this Report refer to Textron Inc. and its consolidated subsidiaries.

Covered Products

We conducted a review of the products that we manufacture or contract to be manufactured and found that our products contain 3TGs within numerous components, such as jet engines, circuit boards, electronics, brake components and wiring, and 3TGs generally are required for the products’ functionality or production as specified under the Rule.

Reasonable Country of Origin Inquiry

We conducted a Reasonable Country of Origin Inquiry (“RCOI”) to seek to ascertain whether the 3TGs in our products originated from the Democratic Republic of the Congo or an adjoining country (known collectively as the “Covered Countries”), or are from recycled or scrap sources.

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our worldwide supply chain, it is difficult to identify suppliers in our supply chain which are multiple steps removed from our direct (first-tier) suppliers, and we have no direct relationships with mines, smelters or refiners of 3TGs.  Accordingly, we rely on our direct suppliers to provide information on the origin of the 3TGs contained in components and materials supplied to us by them — including sources of 3TGs that are supplied to them from lower tier suppliers.

To implement our RCOI, we established enterprise-wide conflict minerals procedures directing each business unit to take a number of steps to identify suppliers (“in-scope suppliers”) of components or materials potentially containing 3TGs included in products we manufactured or contracted to manufacture during 2015.

Our third party consultant conducted a supply chain survey with the in-scope suppliers using the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Reporting Template (“CMRT”), version 4.01.  As part of the supplier survey, in-scope suppliers were contacted via a software platform that enables users to complete and track supplier communications and allows suppliers to upload completed CMRT forms directly to the platform for assessment and management. Communications sent to in-scope suppliers through the platform included training and education on the completion of the CMRT form.  The survey process and education materials were further enhanced for the 2015 reporting year.

Non-responsive in-scope suppliers were contacted a number of times through the platform and then were also contacted by the consultant’s team in one on one communications.   Many suppliers who continued to be non-responsive were also contacted by a representative of the applicable Textron business unit.  The initial group of 2803 suppliers considered to be in-scope was narrowed to 2540 suppliers, due to responses which enabled us to determine that 263 suppliers were in fact not in-scope for the 2015 reporting year for various reasons.  These reasons include, for example, being an inactive supplier for that year or providing components or materials which were not included in a final product.

Our program for 2015 continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT.  The survey responses were reviewed for completeness and consistency and our consultant followed up with suppliers who provided incomplete or inconsistent responses.  Ultimately, we received complete and validated responses to our supply chain survey from approximately 65% of the in-scope suppliers.

Although approximately 65% of Textron’s in-scope suppliers responded to the RCOI, up from just over half in 2014, there are many suppliers that have not yet provided any smelter or refiner information or have provided incomplete smelter or refiner data.  For the suppliers that responded and provided smelter or refiner data, the consultant reviewed all supplier responses that claimed in the declaration section of the CMRT to have known DRC-sourced material.

Because the results of our RCOI indicated that some of our products contain 3TGs which may have originated from the Covered Countries, in an effort to locate mines with the greatest possible specificity, we performed due diligence measures on the source and chain of custody of the 3TGs as described below.

Due Diligence

Design of Our Due Diligence Framework

Our due diligence measures have been designed to conform, in all material respects, with the framework in The Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold and for tin, tantalum and tungsten (OECD Guidance).

Due Diligence Process

In conformity with the OECD’s five step process, we conducted the following activities during the 2015 reporting period:

Step 1.    Company Management Systems

We have established a management system to support supply chain due diligence related to 3TGs which includes maintaining an internal conflict minerals team with representatives from each of our business units as well as subject matter experts from various internal functions, including legal and environmental health and safety.  The team follows our documented procedures for our conflict minerals compliance program. These procedures cover the identification of suppliers to be surveyed and escalation procedures, as described above, records retention, updating supplier lists and integrating acquired businesses into the program.  The team leaders report regularly to Textron’s Procurement Council and senior management on the status of our program.

In addition, the team has agreed upon a recommended conflict minerals contractual provision which our businesses seek to include in any new or amended contracts with suppliers that may be relevant for our conflict minerals compliance program.  This contractual provision requires suppliers to provide us with the necessary 3TG information and to adopt a supply chain policy and procedure to conduct, and require its suppliers to conduct, a reasonable country of origin inquiry and, if necessary, to perform due diligence to identify the facilities used to process the 3TGs and make efforts to identify the location of each mine or location of origin of the 3TGs with the greatest possible specificity.

Textron has adopted a Conflict Minerals Policy Statement which can be found at http://investor.textron.com/investors/corporate-governance/default.aspx.

In addition, we maintain an enterprise-wide grievance mechanism, including an employee helpline, as described in our Business Conduct Guidelines, that enables employees to report suspected or known violations of our Business Conduct Guidelines, law or company policy.

Step 2.    Identification and Assessment of Supply Chain Risks

We have worked to identify and assess our supply chain risk through the CMRT survey process.  There are a variety of risks identified throughout the survey process, including the risk presented by the lack of sourcing information due to non-responsive suppliers and suppliers providing incomplete or inconsistent responses.   The smelter and refiner data collected through the CMRT highlights actual sourcing risk, such as a smelter or refiner sourcing from the Covered Countries and not yet certified as conflict free, or of even higher risk, a smelter or refiner which has not yet begun the audit process to receive certification.

Step 3.    Strategy to Respond to Identified Risks

While many risks exist in the search for the origin of the conflict minerals used in components and materials supplied to Textron, as noted above, one of our identified risks is the inability to obtain complete and accurate information from our suppliers in order to make determinations about our products.  There are numerous initiatives working to improve transparency and accountability at the smelter and refinery levels of the supply chain, however, we can only benefit from the information being developed by these initiatives if our suppliers are able to trace back the conflict minerals in their products to a specific smelter or refiner.

In our new or amended contractual agreements with our direct suppliers, we have requested the inclusion of a contractual provision which requires suppliers to provide us with the necessary 3TG information and to adopt a supply chain policy and procedure to conduct, and require its suppliers to conduct, a reasonable country of origin inquiry and, if necessary, to perform due diligence to identify the facilities used to process the 3TGs and make efforts to identify the location of each mine or location of origin of the 3TGs with the greatest possible specificity.  This objective also is reflected in our Conflict Minerals Policy Statement, which indicates that we encourage our suppliers to undertake reasonable due diligence with their supply chains in an effort to assure their conflict minerals are being sourced from mines and smelters/refiners which have been certified by an independent third party as “conflict free” if sourced within the Covered Countries.  Our Policy Statement further states that “if we determine that any of our products or components contain 3TG from a mine or facility in a Covered Country that is not “conflict free”, we will evaluate our options, including but not limited to reassessment of the supplier relationship.”

As our program matures and we obtain more detailed information from our suppliers with regard to the origin of the 3TGs contained in components and materials supplied to us by them, we intend to establish a process to respond to identified risks in our supply chain, including escalating identified risks to management for consideration of appropriate action.  During 2015, we did not identify any instances where it was necessary to escalate identified risks to management for further action.

Step 4.    Independent Third Party Audit of Facilities’ Due Diligence Practices

As discussed above, we do not have direct relationships with smelters or refiners, and we do not perform direct audits of these entities’ supply chains.  We intend to rely on the development and implementation of independent third party audits of smelters’ and refiners’ sourcing, such as the CFSI’s Conflict-Free Smelter Program.

Step 5.    Report on Supply Chain Due Diligence

This Report is submitted to the SEC annually and is publicly available at http://investor.textron.com/investors/corporate-governance/default.aspx.

Due Diligence Results

Many of the responses received from suppliers which indicated that they source 3TGs from a Covered Country provided data at a company or divisional level, rather than at the part or component level. As a result, we have been unable to determine whether the 3TGs reported by these suppliers were contained in components supplied to us (as opposed to other components supplied by our suppliers but not purchased by us).  We are therefore unable to directly link, based on the due diligence measures described in this Report, 3TGs contained in Textron products to 3TGs originating from a Covered Country.

Facilities Used to Process the 3TGs

Certain of the supplier responses in the CMRT included the names of facilities listed as smelters or refiners.  We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain.  Our consultant compared the facilities listed in the responses in the CMRT to the list of smelters maintained by the Conflict-Free Sourcing Initiative (“CFSI”) and confirmed that the name was listed by CFSI. As of May 16, 2016, we have validated in this manner that 320 smelters or refiners provided in our supplier CMRTs are included on these lists.

If a supplier indicated that a facility was certified as “Conflict-Free” our consultant confirmed that it was listed as such by CFSI. Of the smelters and refiners listed by suppliers via the CMRTs which have been validated as described, 216 have been confirmed as “Conflict-Free” and 47 have begun the process to be validated as Conflict-Free. The CMRTs in the aggregate claim that 21of the Conflict-Free smelters source 3TGs from the Covered Countries, however we cannot confirm this information.   Many of the CMRTs did not provide information regarding the country of origin of 3TGs, and such information is generally not available through public information sources related to the smelters and refiners.

Despite the additional smelter information obtained from these suppliers, in most cases information has been provided on a company or division level, rather than on a component level.  Therefore, we cannot yet ascertain whether the smelters identified by our suppliers are related to any parts or components actually provided to us by the suppliers.  Attachment A lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains, along with the facility location, and an aggregate country list of known smelter or refiner sourcing countries.  We have not included in Attachment A any smelters or refiners that we have not been able to validate.

Many suppliers are still unable to provide the smelters or refiners used for components supplied by them to us and, even where facilities were identified, the suppliers did not always provide complete information on the facility, including smelter identification numbers, so that we were unable to immediately validate the smelter as described above and, as previously noted, many of the responses indicated an “unknown” status in terms of determining the origin of 3TGs.

Efforts to Determine Mine or Location of Origin

For the reasons explained above, we rely on our direct suppliers to provide information on the origin of the 3TGs contained in components and materials they supply to us.  As noted above, our program has initially focused on gathering smelter and refiner information via the CMRT survey process and, as the program progresses, we intend to work toward obtaining from our suppliers all necessary smelter and refiner identification information.  This information will facilitate the validation and disclosure of the smelters and refiners as well as the tracing of the 3TGs to their location of origin.  However, to date we only have smelter and facility information and no information with regard to the mine or specific location of origin of the 3TGs in our products or whether they come from recycled or scrap sources, as we understand that generally that information is kept confidential by the refiners and smelters.

We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products, including seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT and verifying those smelters and refiners with the expanding CFSI lists to the extent possible.

Steps to be Taken to Mitigate Risk

We intend to take and continue the following actions to mitigate the risk that our necessary 3TGs benefit armed groups:

•                  Direct each of our business units to request our recommended contractual provision requiring our suppliers to conduct due diligence on their supply chains and to provide information to us about the source of their 3TGs, as described above. This provision is intended to be included in new and renewed supplier contracts on a going forward basis.

•                  Establish a screening process for new suppliers to our businesses so that new suppliers will be added to our in-scope supplier list if appropriate as they begin a relationship with the business.

•                  Direct suppliers to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.

•                  Work toward obtaining from our suppliers additional smelter and refiner identification information.

Attachment A

Smelter and Refiner List

Metal	Standard Smelter or Refiner Name	Smelter or Refiner Facility Location
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA

Tantalum	E.S.R. Electronics	UNITED STATES
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL

Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	An Thai Minerals Company Limited	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA

Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA

Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES

Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Country of Origin List:

Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Columbia, Cote D’Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States, Vietnam, Zimbabwe, Kenya, Mozambique, South Africa, Democratic Republic of the Congo, Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.